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              IMRS Inc. and Subsidiaries (d/b/a Hyperion Software)

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       Exhibit (11.1) - Statement Re: Computation of Earnings Per Share
                    (In thousands, except per share amounts)


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                                                                   YEAR ENDED JUNE 30,
                                                        ----------------------------------------
                                                          1995             1994            1993
                                                        ----------------------------------------
PRIMARY
  Weighted average number of common shares
    outstanding                                           7,822            7,540           7,222
  Weighted average number of common equivalent
    shares outstanding                                      836              752             528
                                                        ----------------------------------------
                                                          8,658            8,292           7,750
                                                        ========================================

  Net income                                            $12,139           $8,609          $2,343
                                                        ========================================

  Per share amount                                      $  1.40           $ 1.04          $  .30
                                                        ========================================


FULLY DILUTED
  Weighted average number of common shares
    outstanding                                           7,822            7,540           7,222
  Weighted average number of common equivalent
    shares outstanding                                      918              760             730
                                                        ----------------------------------------
                                                          8,740            8,300           7,952
                                                        ========================================

  Net income                                            $12,139           $8,609          $2,343
                                                        ========================================

  Per share amount                                      $  1.39           $ 1.04          $  .29
                                                        ========================================
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